AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 COMDISCO, INC.

Comdisco, Inc. (the "Corporation "), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ( "DGCL "), certifies:

FIRST. That the name under which the Corporation was originally incorporated was
Comdisco,   Inc.  and  the  date  of  filing  of  its  original  certificate  of incorporation was June 28, 1971.

SECOND. That, pursuant to Sections 242 and 245 of the DGCL, the Corporation's Board of Directors and shareholders duly adopted this Amended and Restated Certificate of Incorporation.

THIRD. The text of the Corporation's amended and restated certificate of incorporation is hereby further amended and restated to read in full as follows:

     1. The name of the Corporation is COMDISCO, INC.

     2. The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

          To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

          To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, or to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

          To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

          To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property, assets, or any interest therein, wherever situated.

          In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Amended and Restated Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

          The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Amended and Restated Certificate of Incorporation, but the business and purposes identified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

     4. Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,900,000,000 consisting of (i) 1,800,000,000 shares of Common Stock, $0.10 par value per share ("Common Stock"), and (ii) 100,000,000 shares of Preferred Stock, $0.10 par value per share ("Preferred Stock").

          A. Common Stock.

               1. Issuance of Common Stock in Series; Designation;
                  Reclassification.

                    Subject to the provisions of this Article 4(A) and provisions of law, the Corporation shall have the authority to issue shares of Common Stock in multiple series. One series of Common Stock shall be designated as Comdisco Stock ("Comdisco Stock"). The second series of Common Stock shall be designated as Comdisco Ventures Stock ("Ventures Stock"). When the filing of this Amended and Restated Certificate of Incorporation becomes effective, each share of Common Stock outstanding immediately prior thereto shall automatically be reclassified as one share of Comdisco Stock (and outstanding certificates that had theretofore represented shares of Common Stock shall thereupon represent an equal number of shares of Comdisco Stock despite the absence of any indication thereon to that effect).

                    The total number of shares of Comdisco Stock which the Corporation shall have the authority to issue shall initially be 750,000,000, and the total number of shares of Ventures Stock which the Corporation shall have the authority to issue shall initially be 750,000,000. The Board of Directors (or such committee of the Board of Directors as the Board of Directors shall empower) is hereby empowered to authorize by resolution or resolutions, an increase in the number of authorized shares of Comdisco Stock or Ventures Stock in (but not above a number for either series that, when added to the number of authorized shares of all other designated series of Common Stock would exceed the total number of authorized shares of Common Stock) or a decrease in the number of authorized shares of Comdisco Stock or Ventures Stock (but not below the number of shares then outstanding). The Board of Directors shall have the authority to designate, prior to the time of the first issuance of the Ventures Stock, the number which, immediately prior to such first issuance, will constitute the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in Comdisco Ventures and any other terms which are consistent with applicable law and the provisions of this Article 4(A).

                    The Board of Directors (or such committee of the Board of Directors as the Board of Directors shall empower) is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more additional series of Common Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each series of Common Stock and the number of shares constituting each such series, and to increase or decrease the number of shares of any such series to the extent permitted by the DGCL, as amended from time to time.

               2. Dividends.

                    (a) Dividends. Subject to the preferences and other terms of any outstanding series of Preferred Stock, the holders of any series of Common Stock shall be entitled to receive dividends on their shares of Common Stock if, as, and when declared by the Board of Directors out of the lesser of (i) the funds of the Corporation legally available therefor or
                    (ii) the Available Dividend Amount for the Group to which such series of Common Stock relates.

                    (b) Discrimination Between or Among Series of Common Stock. Subject to paragraph (a) of Section 2 of this Article 4(A) and subject to the preferences and other terms of any outstanding series of Preferred Stock, the Corporation shall have the authority to declare and pay dividends on a single series of Common Stock, or one or more series of Common Stock, in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amount with respect to any Group, the amount of assets available for dividends on either series of Common Stock, the amount of prior dividends paid on either series of Common Stock, the respective voting rights of each series of Common Stock or any other factor.

               3. Mandatory Dividend, Redemption or Conversion on Disposition of All or Substantially All of the Assets of a Group; Optional Conversion of Comdisco Stock for Ventures Stock; Redemption of
               Ventures Stock for Stock of a Subsidiary at the Corporation's Option.

                    (a) Mandatory Dividend, Redemption or Conversion.

                         (i) In the event of a Disposition of All or Substantially All of the Assets of a Group (other than an Exempt Disposition), the Corporation shall, on or before the 90th Trading Day after the Disposition Date, provided that the funds of the Corporation are legally available therefor, either:

                               (x) declare and pay a dividend to holders of the series of Common Stock that relates to that Group (in cash, securities (other than Common Stock) or other property, or a combination thereof), subject to the limitations on dividends set forth under Section 2 of this Article 4(A), in an aggregate amount having a Fair Value (determined as of the Disposition Date) equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the record date for such dividend) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition;

                               (y) redeem from holders of the series of Common Stock that relates to the Group that consummated such Disposition, in exchange for cash, securities (other than Common Stock) or other property (or a combination thereof) in an amount equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the redemption date) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition, all of the outstanding shares of such series of Common Stock, unless such Disposition involves substantially all, but not all, of the assets attributed to such Group, in which case, a number of shares of such series of Common Stock
                               (rounded, if necessary, to the nearest whole number) having an aggregate average Market Value, during the 20 consecutive Trading Day period beginning on the 16th Trading Day following the Disposition Date, equal to such amount; or

                               (z) if that Disposition relates to Comdisco Ventures convert each outstanding share of Ventures Stock into a number of shares of Comdisco Stock (rounded, if necessary, to the nearest whole number) equal to 115% of the ratio of the average Market Value of one share of Ventures Stock to the average Market Value of one share of Comdisco Stock during the 20 consecutive Trading Day period ending on (and including) the fifth trading day prior to the first public announcement immediately preceding the Disposition Date).

                         (ii) For purposes of this Section 3 of this Article 4(A), if a Group consummates a Disposition in a series of related transactions, such Disposition shall not be deemed to have been completed until consummation of the last of such transactions.

                    (b) Optional Conversion of Comdisco Stock for Ventures Stock

                         (i) The Corporation may, at any time, convert each outstanding share of Ventures Stock into a number of shares of Comdisco Stock (rounded, if necessary, to the nearest whole number) equal to that percentage of the ratio of the average Market Value of one share of Ventures Stock to the average Market Value of one share of Comdisco Stock (the "Applicable Percentage") specified for the applicable conversion date below. The average Market Value of a share of each series of Common Stock shall be determined during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of conversion to holders of Ventures Stock.

                              If the Conversion Date  The Applicable Percentage
                              Falls During the        Will be the Percentage
                              Period Indicated        Specified for
                              Below                   Such Period Below
                              ----------------------  -------------------------
                              First Quarter                      125%
                              Second Quarter                     124%
                              Third Quarter                      123%
                              Fourth Quarter                     122%
                              Fifth Quarter                      121%
                              Sixth Quarter                      120%
                              Seventh Quarter                    119%
                              Eighth Quarter                     118%
                              Ninth Quarter                      117%
                              Tenth Quarter                      116%
                              After Tenth Quarter                115%

                         For purposes of the foregoing chart, (x) the first "Quarter" is the period from and including the date of first issuance of shares of Ventures Stock to but excluding the third month anniversary of such date (provided that, if the date of first issuance of shares of Ventures Stock is the 29th, 30th or 31st day of any month, the first "Quarter" will be the period from and including such date of first issuance to but excluding the third month anniversary of the first day of the month immediately following the month in which such date of first issuance falls) and (y) each subsequent "Quarter" is the period from and including the day after the end of the prior Quarter to but excluding the third month anniversary of such day.

                         (ii) Notwithstanding the preceding paragraphs, if a Tax Event has occurred, the Applicable Percentage shall equal 110% irrespective of when the exchange occurs. "Tax Event" means the receipt by the Corporation of an opinion of a tax advisor experienced in such matters, who shall not be an officer or employee of the Corporation or any of its affiliates, to the effect that, as a result of any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein (including any proposed change in such regulations announced by an administrative agency), or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for United States federal income tax purposes (1) the Corporation, its subsidiaries or affiliates or any of its successors or its stockholders is or, at any time in the future, will be subject to tax upon the issuance of shares of either Comdisco Stock or Ventures Stock, (2) either Comdisco Stock or Ventures Stock is not or, at any time in the future, will not be treated solely as stock of the Corporation or (3) either Comdisco Stock or Ventures Stock is or will be treated as Section 306 stock under the Internal Revenue Code of 1986, as amended. For purposes of rendering such opinion, a tax advisor shall assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, a tax advisor shall render an opinion only in the event of enactment.

                    (c) Optional  Redemption  of  Ventures Stock for  Stock of a
                        Subsidiary.

                         At any time at which all of the assets and liabilities of Comdisco Ventures (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more subsidiaries of the Corporation (the "Group Subsidiaries"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, declare that all of the outstanding shares of Ventures Stock shall be redeemed, as of the exchange date described below, for the number of fully paid and nonassessable shares of common stock of each of such Group Subsidiaries as is equal to the product of the Outstanding Interest Fraction with respect to Comdisco Ventures (determined as of the redemption date) and the number of shares of common stock of each such Group Subsidiary held by Comdisco immediately before such exchange. Such shares of common stock of such Group Subsidiaries may be delivered directly or indirectly through the delivery of shares of one or more of such Group Subsidiaries that own directly or indirectly all of the other shares that are deliverable pursuant to the preceding sentence.

                    (d) General Dividend, Conversion and Redemption Provisions.

                         (i) If the Corporation completes a Disposition of All or Substantially All of the Assets of a Group (other than an Exempt Disposition), the Corporation shall, not more than the 20 Trading Days after the consummation of such Disposition, issue a press release specifying (w) the Net Proceeds of such Disposition, (x) the number of shares of the series of Common Stock related to such Group then outstanding, (y) the number of shares of such series of Common Stock issuable upon conversion, redemption or exercise of any convertible or exchangeable securities, options or warrants and the conversion, redemption or exercise prices thereof and
                         (z) if the Group is not Comdisco Group, the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in such Group. The Corporation shall, not more than 40 Trading Days after such consummation, announce by press release which of the actions specified in Section 3(a)(i) of this Article 4(A) it has determined to take, and upon making that announcement, that determination will be irrevocable. In addition, the Corporation shall, not more than 45 Trading Days after such consummation and not less than 30 Trading Days before the applicable payment date, redemption date or conversion date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying:

                               (1) if the Corporation has determined to pay a special dividend, (A) the record date for such dividend, (B) the payment date of such dividend (which cannot be more than 90 Trading Days after such consummation) and (C) the aggregate amount and type of property to be paid in such dividend (and the approximate per share amount thereof);

                               (2)  if  the   Corporation   has   determined  to
                               undertake a redemption, (A) the date of redemption (which cannot be more than 90 Trading Days after such consummation), (B) the aggregate amount and type of property to be paid as a redemption price (and the approximate per share amount thereof), (C) if less than all shares of the relevant series of Common Stock are to be redeemed, the number of shares to be redeemed and
                               (D) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the cash, securities or other property to be paid by the Corporation in such redemption; and

                               (3)  if  the   Corporation   has   determined  to
                               undertake a conversion, (A) the date of conversion (which cannot be more than 90 Trading Days after such consummation), (B) the number of shares of the other series of Common Stock to be issued in the conversion for each outstanding share of such series of Common Stock and (C) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the other series of Common Stock to be issued by the Corporation in such conversion.

                         (ii) If the Corporation has determined to complete any conversion described in Section 3(b) or (c) of this
                         Article 4(A), the Corporation shall, not less than 30 Trading Days and not more than 45 Trading Days before the exchange date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying (x) the conversion date and the other terms of the conversion and (y) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered for delivery of the stock to be issued or delivered by the Corporation in such conversion.

                         (iii) Neither the failure to mail any notice required by this Section 3(d) of this Article 4(A) to any particular holder nor any defect therein would affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or conversion contemplated hereby.

                         (iv) If the Corporation is redeeming less than all of the outstanding shares of a series of Common Stock pursuant to Section 3(a)(i) of this Article 4(A), the Corporation shall redeem such shares pro rata or by lot or by such other method as the Board of Directors determines to be equitable.

                         (v) No holder of shares of a series of Common Stock being converted or redeemed shall be entitled to receive any cash, securities or other property to be distributed in such conversion or redemption until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as the Corporation shall specify (unless the
                         Corporation  waives  such  requirement).   As  soon  as
                         practicable after the Corporation's receipt of certificates for such shares, the Corporation shall deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person shall be entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of Common Stock represented by any one certificate is converted or redeemed, the Corporation shall also issue and deliver a new certificate for the shares of such Common Stock not converted or redeemed.

                         (vi) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of Common Stock upon conversion, redemption, dividend or other distribution described above. If more than one share of Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such conversion, redemption, dividend or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, the Corporation shall, if such fractional shares or securities are not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof (without interest).

                         (vii) From and after the date set for any conversion or redemption contemplated by this Section 3 of this
                         Article 4(A), all rights of a holder of shares of Common Stock being converted or redeemed shall cease except for the right, upon surrender of the certificates theretofore representing such shares, to receive the cash, securities or other property for which such shares were converted or redeemed, together with any fractional payment as provided above, in each case without interest (and, if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend). A holder of shares of Common Stock being converted shall not be entitled to receive any dividend or other distribution with respect to shares of the other series of Common Stock until after certificates theretofore representing the shares being converted are surrendered as contemplated above. Upon such surrender, the Corporation shall pay to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the conversion, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the other series of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the date set for any conversion, the Corporation shall, however, be entitled to treat the certificates for shares of a series of Common Stock being converted that were not yet surrendered for conversion as evidencing the ownership of the number of whole shares of the other series of Common Stock for which the shares of such Common Stock should have been converted, notwithstanding the failure to surrender such certificates.

                         (viii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any conversion or redemption contemplated by this Section 3; provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any conversion or redemption contemplated by this
                         Section 3; provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so converted or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to the Corporation the amount of any such tax, or establishes to the satisfaction of the Corporation that such tax has been paid.

                         (ix) The Corporation may, subject to applicable law, establish such other rules, requirements and procedures to facilitate any dividend, redemption or conversion contemplated by this Section 3 as the Board of Directors may determine to be appropriate under the circumstances.

               4. Voting Rights.

                    At every meeting of stockholders, the holders of Comdisco Stock and the holders of Ventures Stock shall vote together as a single class on all matters as to which common stockholders generally are entitled to vote, unless a separate vote is required by applicable law. On all such matters for which no separate vote is required, (a) holders of Comdisco Stock shall be entitled to one vote per share of Comdisco Stock held and (b) before the 31st Trading Day after the Effective Date, holders of Ventures Stock shall be entitled to one vote per share of Ventures Stock held. On and after the 31st Trading Day after the Effective Date, holders of Ventures Stock shall be entitled to a number of votes per share of Ventures Stock held (calculated to the nearest five decimal places) equal to the Average Market Value of one share of Ventures Stock divided by the Average Market Value of one share of Comdisco Stock during the 20 Trading Day period ending on (and including) the applicable record date; provided that, in no event, shall the total number of votes of all outstanding Ventures Stock exceed 35% of the total number of votes of all outstanding series of Common Stock.

               5. Liquidation Rights.

                    In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of each series of Common Stock shall be entitled to receive their proportionate interests in the net assets of the Corporation, if any, remaining for distribution to stockholders, after payment of or provision for all liabilities, including contingent liabilities of the Corporation and payment of the liquidation preference payable to any holders of the Corporation's Preferred Stock, if any such stock is outstanding. Each share of each series of Common Stock will be entitled to a share of net liquidation proceeds in proportion to the respective liquidation units per share of such class. Each share of Comdisco Stock shall have one liquidation unit. Each share of the other series of Common Stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient (rounded to the nearest five decimal places) of the average Market Value of one share of such series of Common Stock during the 20 consecutive Trading Day period ending on, and including, the 300th day after the Effective Date, divided by the average Market Value of one share of Comdisco Stock during such 20 Trading Day period. If the liquidation, dissolution, or winding-up of the Corporation occurs before such 300th day, the average Market Value will be determined based on the 20 consecutive Trading Day period ending immediately before the liquidation, dissolution, or winding-up event, or such lesser number of consecutive Trading Days immediately prior to such event if the liquidation, dissolution, or winding-up event occurs prior to the 21st Trading Day after the Effective Date.

                    Neither the merger nor consolidation of the Corporation with any other entity, nor a sale, transfer or lease of all or any part of the assets of the Corporation, would, alone, be deemed a liquidation, dissolution or winding-up for purposes of this Section 5 of this Article 4(A).

               6. Adjustments  to  Number  of  Shares  Issuable  with Respect to
                  Comdisco Group's Retained Interest in Any Group.

                    The Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in any Group, as in effect from time to time, shall, automatically without action by the Board of Directors or any other person, be:

                         (a) adjusted in proportion to any changes in the number of outstanding shares of the series of Common Stock related to such Group caused by subdivisions (by stock split, reclassification or otherwise) or combinations (by reverse stock split, reclassification or otherwise) of shares of such series of Common Stock or by dividends or other distributions of shares of such series of Common Stock on shares of such series of Common Stock (and, in each such case, rounded, if necessary, to the nearest whole number);

                         (b) decreased by (i) if the Corporation issues any shares of the series of Common Stock related to such Group and the Board of Directors attributes that issuance (and the proceeds thereof) to Comdisco Group, the number of shares of each series of Common Stock so issued, and (ii) if the Board of Directors reallocates to Comdisco Group any cash or other assets theretofore allocated to such Group in connection with a redemption of shares of the series of Common Stock related to such Group (as required pursuant to clause (ii) of the proviso to the definition of Comdisco Group below) or in return for a decrease in the Number of Shares Issuable with Respect to Comdisco Group's Retained
                         Interest in such Group, the number (rounded, if necessary, to the nearest whole number) equal to (x) the aggregate Fair Value of such cash or other assets divided by (y) the Market Value of one share of the series of Common Stock related to such Group as of the date of such reallocation; and

                         (c) increased by (i) if the Corporation repurchases any shares of the series of Common Stock related to such Group and the Board of Directors attributes that repurchase (and the consideration therefor) to Comdisco Group, the number of shares of such series of Common Stock so repurchased and (ii) if the Board of Directors re-allocates to such Group any cash or other assets theretofore allocated to Comdisco Group in return for an increase in the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in such Group, the number (rounded, if necessary, to the nearest whole number) equal to (x) the Fair Value of such cash or other assets divided by (y) the Market Value of one share of the series of Common Stock related to such Group as of the date of such re-allocation.

                    Neither the Corporation nor the Board of Directors shall take any action that would, as a result of any of the foregoing adjustments, reduce the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in any Group to below zero. Subject to the preceding sentence, the Board of Directors may attribute the issuance of any shares of any series of Common Stock (and the proceeds here from) or the repurchase of any series of Common Stock (and the consideration therefor) to Comdisco Group and Delivery or to the Group to which such series of Common Stock relates, as the Board of Directors determines in its sole discretion; provided, however, that the Board of Directors must attribute to Comdisco Group the issuance of any shares of any series of Common Stock that are issued (1) as a dividend or other distribution on, or as consideration for the repurchase of, shares of Comdisco Stock or (2) as consideration to acquire any assets or satisfy any liabilities attributed to Comdisco Group.

               7. Additional Definitions.

                    As used in this Article 4, the following terms shall have the following meanings (with terms defined in singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires:

                    "ALL OR SUBSTANTIALLY ALL OF THE ASSETS" of any Group means a portion of such assets that represents at least 80% of the then current Fair Value of the assets of such Group.

                    "AVAILABLE DIVIDEND AMOUNT" for Comdisco Group, on any day on which dividends are paid on shares of Comdisco Stock, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of Comdisco Stock under Delaware law if
                    (a) Comdisco Group and each other Group were each a single, separate Delaware corporation, (b) Comdisco Group had outstanding (i) a number of shares of common stock, par value $0.10 per share, equal to the number of shares of Comdisco Stock that are then outstanding and (ii) a number of shares of preferred stock, par value $0.10 per share, equal to the number of shares of Preferred Stock that have been attributed to Comdisco Group and are then outstanding,
                    (c) the assumptions about each Group that is not Comdisco Group set forth in the next sentence were true and (d) Comdisco Group owned a number of shares of each series of Common Stock (other than Comdisco Stock) equal to the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in each Group to which each such series of Common Stock relates.

                    "AVAILABLE DIVIDEND AMOUNT" for any Group other than Comdisco Group, on any day on which dividends are paid on shares of the series of Common Stock relating to such Group, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of such series of Common Stock under Delaware law if such Group were a single, separate Delaware corporation having outstanding (a) a number of shares of common stock, par value $0.10 per share, equal to the number of shares of such series of Common Stock that are then outstanding plus the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in such Group and (b) a number of shares of preferred stock, par value $0.10 per share, equal to the number of shares of Preferred Stock that have been attributed to such Group and are then outstanding.

                    "COMDISCO GROUP" means (a) all of the businesses, assets and liabilities of the Corporation and its subsidiaries, other than the businesses, assets and liabilities that are part of any Group other than Comdisco Group, (b) the rights and obligations of Comdisco Group under any inter-Group debt deemed to be owed to or by Comdisco Group (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors) and
                    (c) a proportionate interest in any Group other than Comdisco Group (after giving effect to any options, Preferred Stock, other securities or debt issued or incurred by the Corporation and attributed to any Group other than Comdisco Group) equal to the Retained Interest Percentage; provided, however, that: (i) the Corporation may re-allocate assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and
                    (ii) if the Corporation transfers cash, other assets or securities to holders of shares of a series of Common Stock other than Comdisco Stock as a dividend or other distribution on shares of such series of Common Stock (other than a dividend or distribution payable in shares of such series of Common Stock), or as payment in a redemption required by Section (3)(a) of this Article 4(A), then the Board of Directors shall re-allocate from such Group to Comdisco Group cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred times the Retained Interest Amount with respect to such Group as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.

                    "COMDISCO VENTURES" means (a) the venture financing business division of the Corporation; and all of the businesses, assets and liabilities of the Corporation and its subsidiaries that the Board of Directors has, as of the Effective Date, allocated to Comdisco Ventures for accounting purposes, (b) any assets or liabilities acquired or incurred by the Corporation or any of its subsidiaries after the Effective Date in the ordinary course of business and attributable to Comdisco Ventures, (c) any businesses, assets or liabilities acquired or incurred by the Corporation or any of its subsidiaries after the Effective Date that the Board of Directors has specifically allocated to Comdisco Ventures or that the Corporation otherwise allocates to Comdisco Ventures in accordance with policies established from time to time by the Board of Directors and
                    (d) the rights and obligations of Comdisco Ventures under any inter-Group debt deemed to be owed to or by Comdisco Ventures (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors); provided, however, that:

                         (i) the Corporation may re-allocate assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and (ii) if the Corporation transfers cash, other assets or securities to holders of shares of Ventures Stock as a dividend or other distribution on shares of Ventures Stock (other than a dividend or distribution payable in shares of Ventures Stock), or as payment in a redemption of shares of Ventures Stock required by
                         Section 3(a) of this Article 4(A), then the Board of Directors shall re-allocate from Comdisco Ventures to Comdisco Group cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred multiplied by a fraction, the numerator of which shall equal the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in such Group on the record date for such dividend or distribution, or on the date of such redemption, and the denominator of which shall equal the number of shares of such Group outstanding on such date.

                    "DISPOSITION" means a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or otherwise) of All or Substantially All of the Assets of a Group to one or more persons or entities, in one transaction or a series of related transactions.

                    "DISPOSITION DATE" is the date of the consummation of a Disposition.

                    "EFFECTIVE DATE" means the date on which this Amended and Restated Certificate of Incorporation becomes effective under Delaware law.

                    "EXEMPT DISPOSITION" means any of the following:

                         (a) Disposition in connection with the liquidation, dissolution or winding-up of the Corporation and the distribution of assets to stockholders, (b) a Disposition to any person or entity controlled by the Corporation (as determined by the Board of Directors in its sole discretion), (c) a Disposition by any Group for which the Corporation receives consideration primarily consisting of equity securities (including, without limitation, capital stock of any kind, interests in a general or limited partnership, interests in a limited liability company or debt securities convertible into or exchangeable for, or options or warrants to acquire, any of the foregoing, in each case without regard to the voting power or other management or governance rights associated therewith) of an entity which is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by such Group prior to the Disposition, as determined by the Board of Directors in its sole discretion, (d) a dividend, out of any Group's assets, to holders of series of Common Stock related to such Group and a re-allocation of a corresponding amount of such Group's assets to Comdisco Group as required pursuant to clause
                         (ii) of the proviso to the definition of Comdisco Group above, (e) a dividend, out of Comdisco Group's assets, to holders of Comdisco Stock and (f) any other Disposition, if (i) at the time of the Disposition there are no shares of Comdisco Stock outstanding, (ii) at the time of the Disposition there are no shares of the series of Common Stock relating to the Group that consummated such Disposition outstanding or (iii) before the 30th Trading Day following the Disposition the Corporation has mailed a notice stating that it is exercising its right to exchange all of the outstanding shares of the series of Common Stock relating to the Group that consummated such Disposition for newly issued shares of Comdisco Stock as contemplated under
                         Section 3(b) of this Article 4(A).

                    "FAIR VALUE" means (a) in the case of cash, the amount thereof, (b) in the case of capital stock that has been Publicly Traded for a period of at least 15 months, the Market Value thereof and (c) in the case of other assets or securities, the fair market value thereof as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders).

                    "GROUP" initially means Comdisco Group or Comdisco Ventures; provided that if the Board of Directors authorizes the issuance of shares of a series of Common Stock other than Comdisco Stock or Ventures Stock, the Board of Directors shall designate the assets and liabilities of Comdisco Group to which such series of Common Stock relates, which assets and liabilities shall be an additional "Group" for all purposes of this Article 4.

                    "MARKET VALUE" of a share of any class or series of capital stock on any Trading Day means the average of the high and low reported sales prices of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange ("NYSE") Composite Tape or, if the shares of such class or series are not listed or admitted to trading on the NYSE on such Trading Day, on the principal national securities exchange on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on The Nasdaq National Market System of the Nasdaq Stock Market ("NASDAQ NMS") or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq NMS on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such NYSE member firm on such Trading Day, the fair market value of a share of such class or series as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders);
                    provided, that, for purposes of determining the average Market Value of a share of any class or series of capital stock for any period, (a) the "Market Value" of a share of any class or series of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (b)(ii) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (b) the "Market Value" of a share of any class or series of capital stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (ii) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution; and provided further, if (a) the Corporation repurchases outstanding shares of any series Common Stock other than Comdisco Stock and the Board of Directors attributes that repurchase (and the consideration therefor) to the Group to which such series of Common Stock relates and (b) the Board of Directors determines to re-allocate to Comdisco Group cash or other assets theretofore allocated to the Group to which such series of Common Stock relates in order to avoid a change in the Retained Interest Percentage, the "Market Value" of a share any series Common Stock other than Comdisco Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in the Group to which such series of Common Stock relates will equal the Fair Value of the consideration paid per share of Common Stock so repurchased; and provided further, if the Corporation redeems a portion of the outstanding shares of any of series of Common Stock other than Comdisco Stock (and the Board of Directors re-allocates to Comdisco Group cash or other assets theretofore allocated to the Group to which such series of Common Stock relates in the manner required by clause (ii) of the proviso to the definition of Comdisco Group above), the "Market Value" of a share of such series of Common Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in the Group to which such series of Common Stock relates will equal the Fair Value of the consideration paid per share of such series of Common Stock so redeemed.

                    "NET PROCEEDS" of a Disposition of any of the assets of a Group means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by the Board of Directors, which determination will be conclusive and binding on all stockholders) for, (a) any taxes payable by the Corporation or any subsidiary or affiliate thereof in respect of such Disposition or which would have been payable but for the utilization of tax benefits attributable to the Group not the subject of the Disposition, (b) any taxes payable by the Corporation in respect of any resulting dividend or redemption, (c) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (d) any liabilities (contingent or otherwise) of, attributed to or related to, such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise, any liabilities for future purchase price adjustments and any obligations with respect to outstanding securities (other than Common Stock) attributed to such Group as determined in good faith by the Board of Directors.

                    "NUMBER OF SHARES ISSUABLE WITH RESPECT TO COMDISCO GROUP'S RETAINED INTEREST" means, with respect to any Group, initially the number the Board of Directors designates prior to the time the Corporation first issues shares of the series of Common Stock applicable to such Group as the number of shares of such series of Common Stock that could be issued by the Corporation for the account of Comdisco Group in respect of its retained interest in such Group, as authorized by Section 1 of this Article 4(A); provided, however, that such number as in effect from time to time shall automatically be adjusted as required by Section 6 of this Article 4(A).

                    "OUTSTANDING INTEREST FRACTION" means (i) with respect to Comdisco Group, at any time of determination, and (ii) with respect to any other Group, at any time of determination, a fraction the numerator of which shall be the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the denominator of which shall be the sum of the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in such Group.

                    "PUBLICLY TRADED" with respect to any security means (a) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and
                    (b) listed for trading on the NYSE (or any other national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law)) or listed on the Nasdaq NMS (or any successor market system).

                    "RETAINED INTEREST" means with respect to any Group, other than Comdisco Group, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in such Group and the denominator of which shall be the number of shares of the series of common stock relating to such Group outstanding on such date.

                    "RETAINED INTEREST PERCENTAGE" means (i) with respect to Comdisco Group, at any time of determination, one (1) and
                    (ii) with respect to any Group that is not Comdisco Group, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in such Group and the denominator of which shall be the sum of the number of shares of the series of common stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in such Group.

                    "TRADING DAY" means each weekday on which the relevant security (or, if there are two relevant securities, each relevant security) is traded on the principal national securities exchange on which it is listed or admitted to trading or on the Nasdaq NMS or, if such security is not listed or admitted to trading on a national securities exchange or quoted on the Nasdaq NMS, traded in the principal over-the-counter market in which it trades.

               8. Effectiveness of Sections 2 through 7 of This Article 4(A).

                    The  terms of  Sections  2  through  7,  inclusive,  of this
                    Article 4 (A) shall apply only when there are shares of multiple series of Common Stock outstanding.

               9. Determinations by the Board of Directors.

                    Subject to applicable law, any determinations made by the Board of Directors in good faith under this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, including without limitation any such determinations with respect to the businesses, assets and liabilities of either Group, transactions between the Groups or the rights of holders of any series of Common Stock or Preferred Stock made pursuant to or in the furtherance hereof, shall be final and binding on all stockholders of the Corporation. A record of all formal determinations of the Board of Directors made as contemplated hereby shall be filed with the records of the actions of the Board of Directors.

          B. Preferred Stock.

               1. Designation. The Preferred Stock shall be designated and known as "Preferred Stock." The number of shares constituting such Preferred Stock shall be 100,000,000.

               2. Rights and Preferences. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock, which may be redeemed, purchased or acquired by the Corporation, may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

               Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

          C. Designation of Series C Junior Participating Preferred Stock

               1. Designation and Amount. Two Hundred Thousand (200,000) of the authorized and unissued shares of Preferred Stock are designated as "Series C Junior Participating Preferred Stock." Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series C Junior Participating Preferred Stock.

               2. Dividends and Distributions.

                    (a) The holders of shares of Series C Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $1.00 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Comdisco Stock or a subdivision of the outstanding shares of Comdisco Stock (by reclassification or otherwise), declared on the Comdisco Stock of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Junior Participating Preferred Stock. In the event the Corporation shall at any time after the date that these Restated and Amended Articles of Incorporation become effective (the "Rights Declaration Date") (i) declare any dividend on Comdisco Stock payable in shares of Comdisco Stock, (ii) subdivide the outstanding Comdisco Stock, or
                    (iii) combine the outstanding Comdisco Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event under clause (y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Comdisco Stock outstanding immediately after such event and the denominator of which is the number of shares of Comdisco Stock that were outstanding immediately prior to such event.

                    (b) The Corporation shall declare a dividend or distribution on the Series C Junior Participating Preferred Stock as provided in Paragraph (a) above immediately after it declares a dividend or distribution on the Comdisco Stock (other than a dividend payable in shares of Comdisco Stock); provided that, in the event no dividend or distribution shall have been declared on the Comdisco Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series C Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                    (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Junior Participating
                    Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

               The Board of Directors may fix a record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

               3.  Voting  Rights.   The holders  of  shares  of Series C Junior
               Participating Preferred Stock shall have the following voting rights:

                    (a) Subject to the provision for adjustment hereinafter set forth, each share of Series C Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Comdisco Stock payable in shares of Comdisco Stock, (ii) subdivide the outstanding Comdisco Stock, or (iii) combine the outstanding Comdisco Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Comdisco Stock outstanding immediately after such event and the denominator of which is the number of shares of Comdisco Stock that were outstanding immediately prior to such event.

                    (b) Except as otherwise provided herein or by law, the holders of shares of Series C Junior Participating Preferred Stock and the holders of shares of Comdisco Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                    (c) (i) If at any time dividends on any Series C Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series C Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series C Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six
                    (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two
                    (2) directors.

                    (ii) During any default period, such voting right of the holders of Series C Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) of this Article 4(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series C Junior Participating Preferred Stock.

                    (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this subparagraph (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this subparagraph (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                    (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (ii) of this Section 3(c) of this
                    Article 4(C)) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (c) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                    (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Amended and Restated Certificate of Incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph
                    (c)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Amended and Restated Certificate of Incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

                    (d) Except as set forth herein, holders of Series C Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               4. Certain Restrictions.

                    (a) Whenever quarterly dividends or other dividends or distributions payable on the Series C Junior Participating Preferred Stock as provided in Section 2 of this Article 4(C) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock;

                         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, except dividends paid ratably on the Series C Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Junior Participating Preferred Stock; or

                         (iv) purchase or otherwise acquire for consideration any shares of Series C Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series C Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                    (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (a) of this Section 4 of this Article 4(C), purchase or otherwise acquire such shares at such time and in such manner.

               5. Reacquired Shares. Any shares of Series C Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

               6. Liquidation, Dissolution or Winding Up.

                    (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series C Junior Participating Preferred Stock shall have received an amount equal to 1,000 times the Purchase Price, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Comdisco Stock shall have received an amount per share (the "Comdisco Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Comdisco Stock) (such number in clause (ii), the "Comdisco Adjustment Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Comdisco Adjustment in respect of all outstanding shares of Series C Junior
                    Participating Preferred Stock and Comdisco Stock, respectively, holders of Series C Junior Participating Preferred Stock and holders of shares of Comdisco Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Comdisco Adjustment Number to 1 with respect to such Preferred Stock and Comdisco Stock, on a per share basis, respectively.

                    (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series C Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Comdisco Adjustment, then such remaining assets shall be distributed ratably to the holders of Comdisco Stock.

                    (c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Comdisco Stock payable in shares of Comdisco Stock, (ii) subdivide the outstanding Comdisco Stock, or (iii) combine the outstanding Comdisco Stock into a smaller number of shares, then in each such case the Comdisco Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Comdisco Adjustment Number by a fraction the numerator of which is the number of shares of Comdisco Stock outstanding immediately after such event and the denominator of which is the number of shares of Comdisco Stock that were outstanding immediately prior to such event.

               7. Consolidation, Merger, etc. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Comdisco Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Comdisco Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Comdisco Stock payable in shares of Comdisco Stock, (ii) subdivide the outstanding Comdisco Stock, or (iii) combine the outstanding Comdisco Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Comdisco Stock outstanding immediately after such event and the denominator of which is the number of shares of Comdisco Stock that were outstanding immediately prior to such event.

               8. No Redemption. The shares of Series C Junior Participating Preferred Stock shall not be redeemable.

               9. Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers,
               preferences   or   special   rights   of  the   Series  C  Junior
               Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series C Junior Participating Preferred Stock, voting separately as a class.

               10. Fractional Shares. Series C Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Junior Participating Preferred Stock.

          D. Designation of Series D Junior Participating Preferred Stock

               1. Designation and Amount. Two Hundred Thousand (200,000) of the authorized and unissued shares of Preferred Stock are designated as "Series D Junior Participating Preferred Stock." Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series D Junior Participating Preferred Stock.

               2. Dividends and Distributions.

                    (a) The holders of shares of Series D Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series D Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $1.00 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Ventures Stock or a subdivision of the outstanding shares of Ventures Stock (by reclassification or otherwise), declared on the Ventures Stock of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Junior Participating Preferred Stock. In the event the Corporation shall at any time after the date that these Restated and Amended Articles of Incorporation become effective (the "Rights Declaration Date") (i) declare any dividend on Ventures Stock payable in shares of Ventures Stock, (ii) subdivide the outstanding Ventures Stock, or
                    (iii) combine the outstanding Ventures Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series D Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Ventures Stock outstanding immediately after such event and the denominator of which is the number of shares of Ventures Stock that were outstanding immediately prior to such event.

                    (b) The Corporation shall declare a dividend or distribution on the Series D Junior Participating Preferred Stock as provided in Paragraph (y) above immediately after it declares a dividend or distribution on the Ventures Stock (other than a dividend payable in shares of Ventures Stock); provided that, in the event no dividend or distribution shall have been declared on the Ventures Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series D Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                    (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series D Junior Participating
                    Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series D Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series D Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series D Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                    The Board of Directors may fix a record date for the determination of holders of shares of Series D Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

               3. Voting Rights. The holders of shares of Series D Junior Participating Preferred Stock shall have the following voting rights:

                    (a) Subject to the provision for adjustment hereinafter set forth, each share of Series D Junior Participating Preferred Stock shall entitle the holder thereof to the number of votes on all matters submitted to a vote of the stockholders of the Corporation equal to the product of (x) 1,000 and (y) the number of votes then attributed to a share of Ventures Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Ventures Stock payable in shares of Ventures Stock, (ii) subdivide the outstanding Ventures Stock, or (iii) combine the outstanding Ventures Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series D Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Ventures Stock outstanding immediately after such event and the denominator of which is the number of shares of Ventures Stock that were outstanding immediately prior to such event.

                    (b) Except as otherwise provided herein or by law, the holders of shares of Series D Junior Participating Preferred Stock and the holders of shares of Ventures Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                    (c) (i) If at any time dividends on any Series D Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series D Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series D Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six
                    (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two
                    (2) directors.

                    (ii) During any default period, such voting right of the holders of Series D Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) of this Article 4(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series D Junior Participating Preferred Stock.

                    (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this subparagraph (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this subparagraph (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                    (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (ii) of this Section 3(c) of this
                    Article 4(D)) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (c) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                    (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Amended and Restated Certificate of Incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (ii) of this Section 3 of this Article 4(D) (such number being subject, however, to change thereafter in any manner provided by law or in the Amended and Restated Certificate of Incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

                    (d) Except as set forth herein, holders of Series D Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               4. Certain Restrictions.

                    (a) Whenever quarterly dividends or other dividends or distributions payable on the Series D Junior Participating Preferred Stock as provided in Section 2 of this Article 4(D) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series D Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Junior Participating Preferred Stock;

                         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Junior Participating Preferred Stock, except dividends paid ratably on the Series D Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series D Junior Participating Preferred Stock; or

                         (iv) purchase or otherwise acquire for consideration any shares of Series D Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series D Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                    (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (a) of this Section 4 of this Article 4(D), purchase or otherwise acquire such shares at such time and in such manner.

               5. Reacquired Shares. Any shares of Series D Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

               6. Liquidation, Dissolution or Winding Up.

                    (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series D Junior Participating Preferred Stock shall have received an amount equal to 1,000 times the Purchase Price, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series D Liquidation Preference"). Following the payment of the full amount of the Series D Liquidation Preference, no additional distributions shall be made to the holders of shares of Series D Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Ventures Stock shall have received an amount per share (the "Ventures Adjustment") equal to the quotient obtained by dividing (i) the Series D Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Ventures Stock) (such number in clause (ii), the "Ventures Adjustment Number"). Following the payment of the full amount of the Series D Liquidation Preference and the Ventures Adjustment in respect of all outstanding shares of Series D Junior
                    Participating Preferred Stock and Ventures Stock, respectively, holders of Series D Junior Participating Preferred Stock and holders of shares of Ventures Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Ventures Adjustment Number to 1 with respect to such Preferred Stock and Ventures Stock, on a per share basis, respectively.

                    (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series D Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series D Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Ventures Adjustment, then such remaining assets shall be distributed ratably to the holders of Ventures Stock.

                    (c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Ventures Stock payable in shares of Ventures Stock, (ii) subdivide the outstanding Ventures Stock, or (iii) combine the outstanding Ventures Stock into a smaller number of shares, then in each such case the Ventures Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Ventures Adjustment Number by a fraction the numerator of which is the number of shares of Ventures Stock outstanding immediately after such event and the denominator of which is the number of shares of Ventures Stock that were outstanding immediately prior to such event.

               7. Consolidation, Merger, etc. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Ventures Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series D Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Ventures Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Ventures Stock payable in shares of Ventures Stock, (ii) subdivide the outstanding Ventures Stock, or (iii) combine the outstanding Ventures Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Ventures Stock outstanding immediately after such event and the denominator of which is the number of shares of Ventures Stock that were outstanding immediately prior to such event.

               8. No Redemption. The shares of Series D Junior Participating Preferred Stock shall not be redeemable.

               9. Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers,
               preferences   or   special   rights   of  the   Series  D  Junior
               Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series D Junior Participating Preferred Stock, voting separately as a class.

               10. Fractional Shares. Series D Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series D Junior Participating Preferred Stock.

     5. The name and mailing address of each incorporator is as follows:

            Name               Mailing Address

            B.J. Consono       1209 Orange Street
                               Wilmington, Delaware 19899


            F.J. Obara, Jr.    1209 Orange Street
                               Wilmington, Delaware 19899


            J.L. Rivera        1209 Orange Street
                               Wilmington, Delaware 19899

     6. The Corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To make, alter or repeal the by-laws of the Corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs  of  the  Corporation,  and  may  authorize  the  seal  of the
          Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Amended and Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interest of the Corporation.

     8.  Whenever  a  compromise  or  arrangement   is  proposed   between  this
     Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not to be by written ballot unless the by-laws of the corporation shall so provide.

     10. Except as expressly provided in this Amended and Restated Articles of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     11. The number of directors which shall constitute the whole board shall be not less than four nor more than fifteen, such number to be set by or in accordance with the by-laws. Such by-law provision can only be amended by the Board of Directors or by the affirmative vote of not less than 66 2/3% of the stock then entitled to vote in an election of directors. The directors shall be divided into three classes as nearly equal in number as possible. At the 1986 annual meeting of stockholders, one class of directors was elected for a one-year term, one class for a two-year term and one class for a three-year term. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires in that year will be elected for a three-year term. A director shall hold office until the annual meeting of stockholders for the year in which his term expires or until his successor is elected and qualified.

     Vacancies and newly created directorships within any class resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, though less than a quorum, and any director so chosen shall hold office for a term which shall coincide with the term of such class to which he is elected. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     The affirmative vote of the holders of at least 66 2/3% of the stock then entitled to vote in an election of directors shall be required for the approval of any proposal that (a) any director of the corporation be removed from office for cause; or (b) this Article 11 of this Amended and Restated Certificate of Incorporation be altered, amended or repealed.

     12. A. In addition to the requirements of any applicable statute, the affirmative vote of not less than 66 2/3% of the stock then entitled to vote in an election of directors owned by persons other than a "substantial stockholder" (as hereinafter defined), considered for purposes of this
     Article 12 as one class, shall be required for the approval or authorization of any "business combination" (as hereinafter defined) between the corporation and any substantial stockholders provided, however, that such additional voting requirement shall not be applicable if:

          1. The business combination is solely between the Corporation and another corporation, 50% or more of the voting stock of which is owned by the Corporation and none of which is owned by a substantial stockholder and each holder of common stock of the Corporation receives the same type of consideration in proportion to his holdings; or

          2. All the following conditions are satisfied: (a) the cash or fair market value of the property, securities or "other consideration to be received" (as hereinafter defined) per share in the business combination by holders of the common stock of the corporation is not less than the higher of (i) the highest price per share (including brokerage commissions, soliciting dealers' fees and dealer-manager compensation) paid by such substantial stockholder in acquiring any of its holdings of the Corporation's common stock, or (ii) the highest per share market price of common stock during the three-month period immediately preceding the date of the proxy statement described in (c) below or, if none, during the six-month period prior to the consummation of the business combination; (b) after becoming a substantial stockholder and prior to the consummation of such business combination (i) such substantial stockholder shall not have acquired any newly issued shares of capital stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to becoming a substantial stockholder or upon compliance with the provisions of this Article 12 or as a result of a pro rata stock dividend or stock split), and (ii) such substantial stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation, or made any major changes in the Corporation's business or equity capital structure; and (c) if such proposal otherwise requires stockholder approval, a proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not the Corporation is then subject to such requirements, shall be mailed to the public stockholders of the Corporation for the purpose of soliciting stockholder approval of such business combination.

     B. For the purposes of this Article 12:

          1. The term "business combination" shall mean (a) any merger or consolidation of the Corporation with or into a substantial stockholder, (b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all, or any "substantial part" (as hereinafter defined) of the assets of the Corporation including, without limitation, any voting securities of a subsidiary) or of a subsidiary, to a substantial stockholder, (c) any merger or consolidation of a substantial stockholder with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a substantial stockholder to the Corporation or a subsidiary of the Corporation, (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a substantial stockholder (except proportionately as a stockholder), (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a substantial stockholder (except proportionately as a stockholder), (g) any reclassification of common stock of the Corporation, or any recapitalization involving common stock of the Corporation, consummated within five years after a substantial stockholder becomes a substantial stockholder, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination;

          2. The term  "substantial  stockholder"  shall  mean and  include  any individual, corporation, partnership, "group" or other person or entity which, together with its "affiliates" and "associates", "beneficially" owns (as those terms are defined on the date on which this provision was adopted in Rules 12b-2, 13d-3 and 13d-5(b) of the General Rules and Regulations under the Securities Exchange Act of
          1934) in the aggregate 10% or more of the outstanding shares of common stock of the Corporation, and any affiliate or associate of any such individual, corporation, partnership, group or other person or entity excluding, however, any incumbent members of the Board of Directors as of September 30, 1985 and any employee benefit plan of the corporation or its subsidiaries;

          3. The term "substantial part" shall mean more than 10% of the total book value of assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made;

          4. Without limitation, any shares of common stock of the Corporation which any substantial stockholder has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants, options, or otherwise, shall be deemed outstanding and beneficially owned by such substantial stockholder for purposes of this Article 12 only; and

          5. The phrase "other consideration to be received" shall include, without limitation, common stock of the corporation retained by its existing stockholders other than a substantial stockholder in the event of a business combination with such substantial stockholder in which the corporation is the surviving corporation.

     C. The provisions set forth in this Article 12 may not be repealed or amended in any respect or in any manner including through any merger or consolidation of the corporation with any other corporation unless the surviving corporation's Certificate of Incorporation contains an article to the same effect as this Article 12, except by the affirmative vote of the holders of not less than 66 2/3% of the stock then entitled to vote in an election of directors, subject to the provisions of any series of preferred stock which may at any time be outstanding; provided, however, that if there is a substantial stockholder such action must be approved by not less than 66 2/3% of the stock then entitled to vote in an election of directors owned by persons other than the substantial stockholder.

     13. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification hereof by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed as of this 20th day of April, 2000.

                                    COMDISCO, INC.


                                    By:/s/ Philip A. Hewes
                                    -------------------
                                    Philip A. Hewes, Senior Vice President
                                    and Secretary